Exhibit 99.1

Pure Cycle Corporation Announces Receipt of $23.6 million

from Second Sky Ranch Community Authority Board Bond Offering

Denver, Colorado – August 24, 2022 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) (Pure Cycle) today reported the Sky Ranch Community Authority Board (Sky Ranch CAB) successfully closed its second municipal bond financing totaling $29.7 million, which netted the Sky Ranch CAB $23.6 million after fees, capitalized interest, and expenses.  After the closing, the Sky Ranch CAB repaid Pure Cycle $23.6 million in public improvement reimbursables and associated interest.

The Sky Ranch CAB, a political subdivision and a public corporation of the State of Colorado responsible for the construction, design and financing of the public improvements at the master planned community Sky Ranch, successfully sold tax-exempt, fixed rate senior bonds in the aggregate par amount of $23.3 million and tax-exempt, fixed-rate subordinate bonds in the aggregate par amount of $6.4 million, resulting in $23.6 million of net proceeds, which were available to repay the funds Pure Cycle advanced to the Sky Ranch CAB for public improvements, with accumulated interest.

"Despite a challenging bond market due to rising interest rates, the team at the Sky Ranch CAB together with Phase 2 of the Sky Ranch Development having a superior credit than competing offerings, we were able to close the second bond offering with good terms and above our projected size," commented Mark Harding, President of Pure Cycle. “The CAB’s underwriter, DA Davidson, successfully placed the bonds in a contracting bond market at competitively low rates.  This second bond offering brings the total municipal bonds issued by the Sky Ranch CAB to $42.9 million, which is indicative of the strength and success of our Sky Ranch Master Planned Community. We continue to finish lots and our home builders continue to enjoy high demand for entry level houses at Sky Ranch.  The initial development phase at Sky Ranch (with 509 homes) is sold out, and we are completing the lots in phase 2A of Sky Ranch (229 lots for this subphase). Due to the success of our first phase, our second phase includes a broader range of products including mixed residential products with multiple product offerings all targeted to the entry level home buyer” concluded Mr. Harding.

Company Information

Pure Cycle continues to diversify its operations, grow its balance sheet, and drive recurring revenues. We operate in three distinct lines of business, each of which complement one another. At our core we are an innovative and vertically integrated wholesale water and wastewater service provider. In 2017, we launched our land development business which develops master planned communities on land we own and to which we provide water and wastewater services. In 2021, we launched our newest line of business, the rental of single-family homes located at Sky Ranch, which provides long-term recurring revenues, furthers our land development operations, and adds more customers to our water resource business.

Additional information including our recent press releases and SEC filings are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, or our CFO, Kevin B. McNeill, at 303-292-3456 or at info@purecyclewater.com. Be sure to follow Pure Cycle on Twitter @purecyclecorp.

SOURCE: Pure Cycle Corporation

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the following: timing of development at Sky Ranch; and tap sales and home sales by our home builder customers.  The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially.  Factors that could cause actual results to differ from projected results include, without limitation: home mortgage interest rates and other factors impacting the housing market and home sales; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2021; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission.  Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether because of new information, future events or otherwise.